UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA
____________________________________
:
UNITED STATES OF AMERICA	:
:
Plaintiff,	:	CRIMINAL NO. ____________________
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v.	:
:
INGERSOLL-RAND COMPANY :		DEFERRED PROSECUTION
LIMITED,	:	AGREEMENT
Defendant.	:
____________________________________	:

Defendant Ingersoll-Rand Company Limited (“Ingersoll”), a Bermuda company with executive offices in New Jersey, by its undersigned attorneys, pursuant to authority granted by its Board of Directors, and the United States Department of Justice, Criminal Division, Fraud Section (“this office” or “the Department”) enters into this Deferred Prosecution Agreement (“the Agreement”), which shall apply to Ingersoll and all its affiliates and subsidiaries, including Ingersoll-Rand Italiana SpA (“IR Italiana”) and Thermo King Ireland Limited (“TKI”). The terms and conditions of this Agreement are as follows:

1.  Ingersoll accepts and acknowledges that the United States will file two one-count criminal Informations in the United States District Court for the District of Columbia. The first information will charge IR Italiana with conspiracy to commit offenses against the United States, that is, wire fraud, in violation of Title 18, United States Code, Section 1343, and falsification of books and records of the company, in violation of the books and records provisions of the Foreign Corrupt Practices Act of 1977 (“FCPA”), Title 15, United States Code, Sections 78m(b)(2)(A), 78m(b)(5), and 78ff(a); all in violation of Title 18, United States Code, Section 371. The second information will charge TKI with conspiracy to commit an offense against the United States, that is, wire fraud, in violation of Title 18, United States Code, Section 1343; all in violation of Title 18, United States Code, Section 371. Ingersoll knowingly waives its right to indictment on these charges, as well as all rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution; Title 18, United States Code, Section 3161; and Federal Rule of Criminal Procedure 48(b). In addition, Ingersoll knowingly waives any objection based on venue to the filing of the Informations and the Agreement in the United States District Court for the District of Columbia.

2.  Ingersoll admits, accepts, and acknowledges that it is responsible for the acts of its officers, employees and its wholly-owned subsidiaries, IR Italiana and TKI, as set forth in the Informations and the Statement of Facts attached as Attachment A. Ingersoll further admits, accepts, and acknowledges that it is responsible for the acts of its subsidiary, wholly-owned by Ingersoll until February 2007, identified in the Statement of Facts as “Subsidiary.” Should the Department initiate the prosecutions deferred by this Agreement, Ingersoll agrees that it will neither contest the admissibility of, nor contradict, in any such proceeding, the facts contained in the Statement of Facts.

3.  Ingersoll further agrees to pay a monetary penalty of $2,500,000 to the U.S. Treasury within ten (10) days of this Agreement. This amount is a final payment and shall not be refunded (a) if the Department moves to dismiss the Informations pursuant to this Agreement; or (b) should the Department later determine that Ingersoll has breached this Agreement and brings a prosecution against it. Further, nothing in this Agreement shall be deemed an agreement by the Department that this amount is the maximum criminal fine that may be imposed in any such prosecution, and the Department shall not be precluded in such a prosecution from arguing that the Court should impose a higher fine. The Department agrees, however, that in the event of a subsequent breach and prosecution, it will recommend to the Court that the amount paid pursuant to this Agreement should be offset against whatever fine the Court shall impose as part of its judgment. Ingersoll acknowledges that no tax deduction may be sought in connection with the payment of this $2,500,000 penalty.

4.  The Department enters into this Agreement based upon the following facts: (a) Ingersoll conducted a thorough investigation of the misconduct identified in the Statement of Facts and other possible misconduct; (b) Ingersoll promptly and thoroughly reported all its findings to the Department; (c) Ingersoll cooperated in the Department’s investigation of this matter; (d) Ingersoll has undertaken remedial measures to ensure that this conduct will not recur and has agreed to undertake further remedial measures as contemplated by this Agreement; (e) Ingersoll has agreed to continue to cooperate with the Department in its ongoing investigation of the conduct of Ingersoll, IR Italiana, TKI, and officers, directors, employees and agents thereof; and (f) Ingersoll has engaged an outside consultant who has undertaken and agrees to complete a thorough review of Ingersoll’s compliance program with respect to the FCPA and other applicable anti-corruption laws.

5.  This Agreement shall be in effect for three years. During the three-year term of the Agreement, Ingersoll agrees to cooperate fully with the Department and any other authority or agency, domestic or foreign, designated by the Department, in any investigation of Ingersoll, IR Italiana, TKI, or any of their present and former directors, officers, employees, agents, consultants, contractors and subcontractors, or any other party, in any and all matters relating to corrupt payments in connection with Ingersoll’s operations. Ingersoll agrees to assist, to the degree possible, the Department and any other authority or agency, domestic or foreign, designated by the Department investigating Ingersoll’s former subsidiaries. Ingersoll agrees that its cooperation shall include, but is not limited to, the following:

a.  Ingersoll shall continue to cooperate fully with the Department, and with all other authorities and agencies designated by the Department, and shall truthfully disclose all information with respect to the activities of Ingersoll and its present and former subsidiaries and affiliates, and the directors, officers, employees, agents, consultants, contractors, and subcontractors thereof, concerning all matters relating to corrupt payments in connection with their operations, related false books and records, and inadequate internal controls about which Ingersoll has any knowledge or about which the Department shall inquire. This obligation of truthful disclosure includes the obligation of Ingersoll to provide to the Department, upon request, any document, record, or other tangible evidence relating to such corrupt payments, books and records, and internal controls about which the Department inquires of Ingersoll.

i. The Department specifically reserves the right to request that Ingersoll provide the Department with access to information, documents, records, facilities and/or employees that may be subject to a claim of attorney-client privilege and/or the attorney work-product doctrine.

ii.  Ingersoll specifically reserves the right, upon written notice to the Department, to withhold access to information, documents, records, facilities, and/or employees based upon an assertion of a valid claim of attorney-client privilege or application of the attorney work-product doctrine. Such notice shall include a general description of the nature of the information, documents, records, facilities and/or employees that are being withheld, as well as the basis for the claim.

iii.  In the event that Ingersoll withholds access to the information, documents, records, facilities, and/or employees of Ingersoll, the Department may consider this fact in determining whether Ingersoll has fully cooperated with the Department.

iv.  Except as provided in this paragraph, Ingersoll shall not withhold from the Department any information, documents, records, facilities, and/or employees on the basis of an attorney-client privilege or work product claim.

b.  Upon request of the Department, with respect to any issue relevant to its investigation of corrupt payments in connection with the operations of Ingersoll, or any of its present or former subsidiaries or affiliates, related books and records, and inadequate internal controls, Ingersoll shall designate knowledgeable employees, agents, or attorneys to provide to the Department the information and materials described in Paragraph 5(a) above, on behalf of Ingersoll. It is further understood that Ingersoll must at all times provide complete, truthful, and accurate information.

c.  With respect to any issue relevant to the Department’s investigation of corrupt payments in connection with the operations of Ingersoll, or any of its present or former subsidiaries or affiliates, Ingersoll shall use its best efforts to make available for interviews or testimony, as requested by the Department, present or former directors, officers, employees, agents, and consultants of Ingersoll, or any of its present or former subsidiaries or affiliates, as well as the directors, officers, employees, agents, and consultants of contractors and subcontractors. This includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with federal law enforcement authorities. Cooperation under this Paragraph will include identification of witnesses who, to the knowledge of Ingersoll, may have material information regarding the matters under investigation.

d.  With respect to any information, testimony, document, record, or other tangible evidence provided to the Department pursuant to this Agreement, Ingersoll consents to any and all disclosures to other government agencies, whether agencies of the United States or a foreign government, of such materials as the Department, in its sole discretion, shall deem appropriate.

6. In return for the full and truthful cooperation of Ingersoll, and compliance with all the terms and conditions of this Agreement, the Department agrees not to use any information related to the conduct described in the attached Statement of Facts or the Informations against Ingersoll in any criminal or civil case, except in a prosecution for perjury or obstruction of justice; in a prosecution for making a false statement after the date of this Agreement; in a prosecution or other proceeding relating to any crime of violence; or in a prosecution or other proceeding relating to a violation of any provision of Title 26 of the United States Code. In addition, the Department agrees, except as provided herein, that it will not bring any criminal or civil case against Ingersoll, or any subsidiary of Ingersoll, related to the conduct described in the attached Statement of Facts, or relating to information Ingersoll disclosed to the Department prior to the date of this Agreement, concerning its business affairs in Iraq. This Paragraph does not provide any protection against prosecution for any corrupt payments or false accounting, if any, made in the future by Ingersoll, or any of its officers, directors, employees, agents, or consultants, whether or not disclosed by Ingersoll, pursuant to the terms of this Agreement. This paragraph provides protection against prosecution only with regard to those corrupt payments made in the past in connection with Ingersoll’s business affairs in Iraq that: (a) are described in the attached Statement of Facts; or (b) were disclosed to the Department prior to the date of this Agreement. This Paragraph does not provide any protection against criminal prosecution of any present or former director, officer, employee, shareholder, agent, consultant, contractor, or subcontractor of Ingersoll for any violations committed by them.

7.  Ingersoll represents that it has implemented and will continue to implement a compliance and ethics program designed to detect and prevent violations of the FCPA and other applicable anti-corruption laws throughout its operations, including those of its subsidiaries, affiliates, joint ventures, and those of its contractors and subcontractors with responsibilities that include interactions with foreign officials. Implementation of these policies and procedures shall not be construed in any future enforcement proceeding as providing immunity or amnesty for any crimes not protected from prosecution by paragraph 6 of this Agreement.

8.  Where necessary and appropriate, Ingersoll agrees to adopt new or to modify existing internal controls, policies, and procedures in order to ensure that it maintains: (a) a system of internal accounting controls designed to ensure that Ingersoll makes and keeps fair and accurate books, records, and accounts; and (b) a rigorous anti-corruption compliance code, standards, and procedures designed to detect and deter violations of the FCPA and other applicable anti-corruption laws. At a minimum, this should include, but ought not be limited to, the following elements:

a.  A clearly articulated corporate policy against violations of the FCPA and other applicable anti-corruption laws.

b.  A system of financial and accounting procedures, including a system of internal accounting controls, designed to ensure the maintenance of fair and accurate books, records, and accounts.

c.  Promulgation of a compliance code, standards, and procedures designed to reduce the prospect of violations of the FCPA, other applicable anti-corruption laws, and Ingersoll’s compliance code. These standards and procedures should apply to all directors, officers, and employees and, where necessary and appropriate, outside parties acting on behalf of Ingersoll in a foreign jurisdiction including agents, consultants, representatives, distributors, teaming partners, and joint venture partners (collectively referred to as “agents and business partners”).

d.  The assignment of responsibility to one or more senior corporate officials of Ingersoll for the implementation of and oversight of compliance with policies, standards, and procedures regarding the FCPA and other applicable anti-corruption laws. Such corporate official(s) shall have the authority to report matters directly to Ingersoll’s Audit Committee of the Board of Directors.

e.  Mechanisms designed to ensure that Ingersoll’s policies, standards, and procedures regarding the FCPA and other applicable anti-corruption laws are effectively communicated to all directors, officers, employees and, where necessary and appropriate, agents and business partners. This should include: (1) periodic training for all directors, officers, employees, agents and business partners; and (2) annual certifications by all directors, officers, employees, agents and business partners, certifying compliance therewith.

f.  An effective system for reporting suspected criminal conduct and/or violations of the compliance policies, standards, and procedures regarding the FCPA and other applicable anti-corruption laws for directors, officers, employees, agents, and business partners.

g.  Appropriate disciplinary procedures to address, among other things, violations of the FCPA, other applicable anti-corruption laws, and Ingersoll’s compliance code, standards, and procedures by Ingersoll directors, officers, and employees.

h.  Appropriate due diligence requirements pertaining to the retention and oversight of agents and business partners.

i.  Standard provisions in agreements, contracts, and renewals thereof with all agents and business partners that are designed to prevent violations of the FCPA and other applicable anti-corruption laws, which may, depending upon the circumstances, include: (1) anticorruption representations and undertakings relating to compliance with the FCPA and other applicable anti-corruption laws; (2) rights to conduct audits of the books and records of the agent or business partner to ensure compliance with the foregoing; and (3) rights to terminate an agent or business partner as a result of any violation of anti-corruption laws and regulations or representations and undertakings related to such matters.

9.  Ingersoll has retained Jeffrey M. Kaplan as an outside consultant (“Consultant”) to review the compliance program of Ingersoll and its subsidiaries with respect to the FCPA and other applicable anti-corruption laws. The Consultant shall:

a.  Review the implementation and effectiveness of Ingersoll’s compliance code, policies, and procedures as they relate to the FCPA and other applicable anti-corruption laws.

b.  Recommend, where necessary and appropriate, enhancements to Ingersoll’s compliance code, policies, and procedures as they relate to the FCPA and other applicable anti-corruption laws.

c.  If necessary, recommend that internal investigations be conducted and voluntary disclosures be made to the Department of Justice and other relevant regulatory agencies.

10.  No later than April 30, 2008, the Consultant shall: (a) complete the review contemplated by paragraph 9; (b) certify whether the anti-bribery compliance program of Ingersoll, including its policies and procedures, is appropriately designed and implemented to ensure compliance with the FCPA and other applicable anti-corruption laws; and (c) report on the Consultant’s findings in writing to the Board of Directors of Ingersoll and contemporaneously transmit copies to Mark F. Mendelsohn (or his successor), Deputy Chief, Fraud Section, Criminal Division, U.S. Department of Justice, 10th and Constitution Ave., N.W., Bond Building, Fourth Floor, Washington, D.C. 20530. The Consultant may extend the time period for issuance of the report with prior written approval of the Department.

11.  Ingersoll shall cooperate fully with the Consultant and shall provide the Consultant with access to all information, documents, records, facilities, and/or employees that fall within the scope of responsibilities of the Consultant under this Agreement. Any such disclosure to the Consultant concerning corrupt payments, related books and records, and internal controls, shall not relieve Ingersoll of its obligation to truthfully disclose such matters to the Department. Theparties agree that, for all work performed pursuant to this Agreement, no attorney-client relationship shall be formed between Ingersoll and the Consultant.

12.  Should the Consultant during the course of his engagement discover that questionable or corrupt payments or questionable or corrupt transfers of property or interests may have been offered, promised, paid, or authorized by any Ingersoll entity or person, or any entity or person working directly or indirectly for Ingersoll, or that related false books and records have been maintained, the Consultant shall promptly report such payments to Ingersoll for further investigation, unless the Consultant believes, in the exercise of his or her discretion, that such disclosure should be made directly to the Department. If the Consultant refers the matter only to Ingersoll, Ingersoll shall promptly report the same to the Department. If Ingersoll fails to make such disclosure within ten (10) calendar days of the report of such payments to Ingersoll, the Consultant shall independently disclose his or her findings to the Department at the address listed above in Paragraph 10. Further, in the event that Ingersoll, or any entity or person working directly or indirectly for Ingersoll, refuses to provide information necessary for the performance of the Consultant’s responsibilities, the Consultant shall disclose that fact to the Department. Ingersoll and its shareholders shall not take any action to retaliate against the Consultant for any such disclosures or for any other reason. The Consultant may report other criminal or regulatory violations discovered in the course of performing his duties, in the same manner as described above.

13.  In consideration of the action of Ingersoll in voluntarily conducting an investigation by outside legal counsel regarding the matters described in the attached Statement of Facts and other matters disclosed to the Department, the cooperation of Ingersoll with the investigation conducted by the Department; and the willingness of Ingersoll to: (a) acknowledge responsibility for its behavior and that of its subsidiaries and affiliates; (b) continue its cooperation with the Department; (c) adopt and maintain remedial measures and independently review and audit such measures; and (d) retain the Consultant; the Department agrees that any prosecution of Ingersoll for the conduct set forth in the attached Statement of Facts and the attached criminal Informations, and for all other conduct Ingersoll concerning its business affairs in Iraq disclosed to the Department prior to the date of this Agreement, be and hereby is deferred for a period of three (3) years from the date of this Agreement.

14.  The Department further agrees that if Ingersoll is in full compliance with all of its obligations under this Agreement, the Department will not continue the criminal prosecution against Ingersoll described in Paragraph 1, will move to dismiss the Informations, and, after three (3) years, this Agreement shall expire.

15.  If the Department determines, in its sole discretion, that Ingersoll at any time during the three-year term of this Agreement has committed any federal crimes subsequent to the date of this Agreement; has provided deliberately false, incomplete, or misleading information under this Agreement; or has otherwise breached the Agreement, Ingersoll shall, in the Department’s sole discretion, thereafter be subject to prosecution for any federal criminal violation of which the Department has knowledge. Any such prosecutions may be premised on information provided by Ingersoll. Moreover, Ingersoll agrees that any such prosecution that is not time-barred by the applicable statute of limitations on the date of this Agreement may be commenced against Ingersoll in accordance with this Agreement, notwithstanding the expiration of the statute of limitations between the signing of this Agreement and the termination of this Agreement. By this Agreement, Ingersoll expressly intends to and does waive any rights with respect to the statute of limitations discussed herein.

16.  It is further agreed that in the event that the Department determines that Ingersoll has breached this Agreement: (a) all statements made by or on behalf of Ingersoll to the Department or to the Court, including the attached Statement of Facts, and any testimony given by Ingersoll before a grand jury or any tribunal, at any legislative hearings, or to the Securities and Exchange Commission (“SEC”), whether prior or subsequent to this Agreement, or any leads derived from such statements or testimony, shall be admissible in evidence in any and all criminal proceedings brought by the Department against Ingersoll; and (b) Ingersoll shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule, that statements made by or on behalf of Ingersoll prior or subsequent to this Agreement, or any leads derived therefrom, should be suppressed. The decision whether conduct or statements of any individual will be imputed to Ingersoll for the purpose of determining whether Ingersoll has violated any provision of this Agreement shall be in the sole discretion of the Department.

17.  Ingersoll acknowledges that the Department has made no representations, assurances, or promises concerning what sentence may be imposed by the Court if Ingersoll breaches this Agreement and this matter proceeds to judgment. Ingersoll further acknowledges that any such sentence is solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of its discretion.

18. Ingersoll agrees that in the event it sells, merges, or transfers all or substantially all of its business operations as they exist during the term of this Agreement, whether such sale is structured as a stock or asset sale, merger, or transfer, it shall include in any contract for sale, merger or transfer a provision binding the purchaser or any successor in interest thereto to the obligations described in this Agreement.

19.  Ingersoll expressly agrees that it shall not, through present or future attorneys, directors, officers, or any other person authorized to speak for Ingersoll, make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by Ingersoll set forth above or in the attached Statement of Facts. Any such contradictory statement shall, subject to cure rights below by Ingersoll, constitute a breach of this Agreement and Ingersoll thereafter shall be subject to prosecution as set forth in Paragraphs 15 and 16 of this Agreement. The decision whether any public statement by any such person contradicting a fact contained in the Statement of Facts will be imputed to Ingersoll for the purpose of determining whether they have breached this Agreement shall be at the sole discretion of the Department. If the Department determines that a public statement by any such person contradicts in whole or in part a statement contained in the Statement of Facts, the Department shall so notify Ingersoll and Ingersoll may avoid a breach of this Agreement by publicly repudiating such statement(s) within two (2) business days after notification. Consistent with the obligations of Ingersoll set forth above, Ingersoll shall be permitted to raise defenses and to assert affirmative claims in civil and regulatory proceedings relating to the matters set forth in the Statement of Facts. This Paragraph is not intended to apply to any statement made by any employee of Ingersoll in the course of any criminal, regulatory, or civil case initiated against such individual, unless such individual is speaking on behalf of Ingersoll.

20. In connection with this Agreement, Ingersoll shall only issue a press release if it first determines that the text of the release is acceptable to the Department.

21.  It is understood that this Agreement is binding on Ingersoll and the Department, but does not bind any other federal agencies, or any state or local law enforcement or regulatory agencies, although the Department will bring the cooperation of Ingersoll and its compliance with its obligations under this Agreement to the attention of such agencies and authorities if requested to do so by Ingersoll.

22.  This Agreement sets forth all the terms of the Deferred Prosecution Agreement between Ingersoll and the Department. No modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Department, the attorneys for Ingersoll, and a duly authorized representative of Ingersoll.

23.  Any notice to Ingersoll under this Agreement shall be given by personal delivery, overnight delivery by a recognized delivery service or registered or certified mail, in each case addressed to John Soriano, Vice President - Compliance and Deputy General Counsel, Ingersoll- Rand Company Limited, 155 Chestnut Ridge Road, P.O. Box 0445, Montvale, NJ 07675. Notice shall be effective upon actual receipt by Ingersoll.

AGREED: FOR INGERSOLL :

/s/ Randall J. Turk
RANDALL J. TURK Baker Botts LLP Counsel for Ingersoll-Rand Company imited

/s/ Patricia Nachtigal
PATRICIA NACHTIGAL Senior Vice President and General Counsel Ingersoll-Rand Company Limited

FOR THE DEPARTMENT OF JUSTICE:
STEVEN A. TYRRELL Chief, Fraud Section MARK F. MENDELSOHN Deputy Chief, Fraud Section
	By:	/s/ Kathleen M Hamann

KATHLEEN M HAMANN
Trial Attorney, Fraud Section
WILLIAM B. JACOBSON
Assistant Chief, Fraud Section
Criminal Division
United States Department of Justice
1400 New York Avenue, NW
Washington, D.C. 20530
(202) 305-7413

Filed at Washington, D.C., on this 31st day of October, 2007.